UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2023 (November 4, 2023)

AGAPE ATP CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-41835	36-4838886
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1705 – 1708, Level 17, Tower 2, Faber Towers, Jalan Desa Bahagia,
Taman Desa, Kuala Lumpur, Malaysia 58100

(Address of principal executive offices) (Zip Code)

+(60) 192230099

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATPC	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item Entry into a Material Definitive Agreement

On November 4, 2023, Agape ATP Corporation (the “Company”) entered a memorandum of agreement (the “Volt Industries MOA”) with Volt Industries Sdn. Bhd. (“Volt Industries”), whereby the Company intends to acquire a 51% stake in Volt Industries, and that the Company also intends to finance the construction of 50 EV charging stations by Volt Industries.

On November 4, 2023, the Company also entered a memorandum of agreement (the “OIE MOA”) with Oriental Industries Enterprise Sdn. Bhd.(“OIE”), whereby the Company intends to form a special purpose vehicle company (the “SPV”) with OIE in order to provide and promote the development of renewable energy in Malaysia. Both the Company and OIE will hold 50% shares in the SPV, respectively.

On November 9, 2023, the Company issued a press release (the “Press Release”) announcing the Company entering into both the Volt Industries MOA and OIE MOA. A copy of the Volt Industries MOA, OIE MOA and the Press Release is furnished as Exhibit 99.1, 99.2 and 99.3, respectively to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

c) Exhibits

99.1	Memorandum of agreement dated November 4, 2023 between the Company and Volt Industries Sdn. Bhd.
99.2	Memorandum of agreement dated November 4, 2023 between the Company and Oriental Industries Enterprise Sdn. Bhd.
99.3	Press Release, dated November 9, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGAPE ATP CORPORATION

Date: November 9, 2023	By:	/s/ How Kok Choong
	Name:	How Kok Choong
	Title:	Chief Executive Officer, President, Director, Secretary and Treasurer (Principal Executive Officer)

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